Exhibit 99.1 BancAnalysts Association of Boston Conference November 9, 2018

Solid Third Quarter 2018 Results Highlights 3Q18 YoY • Produced broad-based high quality loan Result Change(1) ($ in millions, except per share amounts) growth Net income from $354 20% continuing operations(2) • Continued benefit from asset sensitive balance sheet Earnings per share $0.32 28% • Delivered positive operating leverage • Adjusted PPI(3) at highest level in over 10 Total revenue $1,461 6% years Net interest margin 3.50% 14bps • Stable asset quality Adjusted PPI(3) $604 15% • Continued to grow households, consumer checking accounts, as well as corporate Average Loans $81,022 2% banking and wealth management relationships • Investments in technology, process Remain on track to meet long-term targets improvements, and talent (1) Growth rates compare 3Q18 versus 3Q17 (2) Net income from continuing operations available to common shareholders (3) Pre-tax pre-provision income (PPI) is a non-GAAP metric; see appendix for reconciliation 2

Managing for long-term performance Opportunities to drive growth and efficiencies Asset sensitivity Capital return Significant funding advantage Capital sufficient for organic driven by loyal and low-cost growth, strategic investments, & deposit base; accretive fixed- robust shareholder returns rate reinvestments Stable asset quality & Revenue growth & improved risk profile efficiency opportunities Broad-based credit metric Identify and execute additional improvements; sound risk opportunities to increase revenues management practices combined and reduce expenses through with recently completed de- risking activities have us positioned well for the next credit cycle 3

Interest rate sensitivity (as of September 30, 2018) Portfolio compositions Assets Other Liabilities 15% Securities Deposits Borrowings 19% $125B 85% $110B 13% Loans 66% Other 2% Loans(1)(2) Deposits Wholesale Borrowings(1) Time Fixed Fixed 7% 10% 50% Non-Interest IB Checking, Bearing $82B $93B Money Market $14B Checking & Savings 38% Floating 55% 50% Floating 90% Contractual floating rate exposure(1)(2)(3) $26.4B ($ in billions) $11.0B $15.4B $10.8B $10.8B $1.9B $1.6B $0B $(0.3)B FF/Prime 1M Libor 3M Libor FF/Prime 1M Libor 3M Libor FF/Prime 1M Libor 3M Libor Assets Liabilities Net Exposure (1) Including spot starting balance sheet hedges - receive fixed loan swaps & received fixed debt swaps; deferred start loans swaps not reflected in current exposure (2) ARM mortgage loans are included as floating rate loans (3) Excluding deposits, which are primarily management priced 4

Deposit advantage Expected to continue Average deposits by customer type 3Q18 vs. 3Q15 change in interest bearing deposit costs(1) (Retail vs. Business) RF 27bps 3Q18, ($ in billions) Peer #1 28bps Peer #2 36bps Private Institutional (2) Wealth(2) Services Peer #3 37bps $1 $7 Peer #4 41bps Peer #5 42bps Consumer $27 Peer #6 45bps Segment Corporate $58 Segment Peer #7 45bps Peer #8 50bps Other Peer #9 51bps Segment(2) $1 Peer #10 53bps Peer #11 55bps Peer #12 63bps Peer #13 65bps Peer #14 86bps (1) Source: SNL Financial; Peers includes BBT, CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, STI, USB and ZION. (2) Private Wealth Management and Institutional Services deposits are combined into the Wealth Management Segment. Total Other segment deposits consist primarily of brokered deposits. A break-out of these components is provided in the Company's quarterly Earnings Supplement. 5

Increasing net interest income(1) and net interest margin Highlights Net interest income(1) and margin • 3Q18 NII(1) (non-FTE) increased $16M ($ in millions) QoQ; NIM increased 1 bp to 3.50% $955 $938 13 $920 12 942 • NIM is 16 bps above the 3Q18 peer 23 926 median 897 3.49% 3.50% • NII and NIM benefited from higher 3.36% rates, prudent deposit cost 3.35% 3.34% management & loan growth/remixing, 3.24% partially offset by partially offset by increased wholesale funding 3Q17 2Q18 3Q18 • 4Q18 expect to continue recent growth Net interest margin (RF) trends in NII and 3 - 5 bps NIM Net Interest Margin (Peer Median) (1) expansion; assuming December rate Net interest income hike and modest increase in deposit Taxable equivalent (FTE) adjustment costs (1) Net interest income and other financing income 6

Asset quality remains benign Criticized business loans NPLs and coverage ratio ($ in millions) ($ in millions) $2,962 $760 $650 $2,456 941 $601 $595 $2,223 $539 $2,029 $1,908 1,007 925 156% 857 1,048 144% 137% 140% 141% 2,021 1,449 1,298 1,051 981 3Q17 4Q17 1Q18 2Q18 3Q18 3Q17 4Q17 1Q18 2Q18 3Q18 Classified Special mention NPLs - excluding LHFS Coverage ratio 7

Asset quality remains benign (continued) Net charge-offs and ratio Accruing 90+ days past due ($ in millions) ($ in millions) $167 $84 $82 $76 5 $151 6 30 26 $138 $137 29 9 $129 $63 $62 6 6 5 10 18 0.42% 0.38% 0.40% 0.31% 0.32% 161 0.40% 142 132 124 131 53 53 52 47 44 3Q17 4Q17 1Q18 2Q18 3Q18 3Q17 4Q17 1Q18 2Q18 3Q18 Consumer net charge-offs Corporate net charge-offs Consumer Corporate Net charge-offs ratio Adjusted net charge-offs ratio (1) Net charge-offs related to loan sale (2) (1) Non-GAAP; see appendix for reconciliation (2) Related to 1Q18 residential mortgage loan sale consisting primarily of TDRs 8

Strong capital levels Common equity Tier 1 ratio – Capital priorities Fully phased-in pro-forma(1)(2) 11.2% 11.0% 11.0% 10.9% 10.1% 3Q17 4Q17 1Q18 2Q18 3Q18 (1) Current quarter ratios are estimated (2) Non-GAAP; see appendix for reconciliation 9

Simplify and Grow A continuous journey Making banking easier Organization simplification • Digitization • Organizational structure review • Loan process • Spans and layers review • Account opening • Streamline committees and decision • Streamline credit process; more making digital; faster response Revenue growth Efficiency improvements • Faster launch of new initiatives • Robotics and artificial intelligence • Advanced analytics to drive next • Shared services best customer offers • Branch and other facility • Channel optimization consolidations • Digitization • Outsourcing 10

Simplify and Grow: progress update

A continuous journey

Initial efficiency and revenue review



30%
70%

Through the initial review opportunities identified represent ~70% expense savings and ~30% revenue growth opportunities

~ 45 initiatives underway aimed at....

- making banking easier
- growing revenue
- improving efficiencies & effectiveness

Accomplishments

- Organizational changes to streamline structure
- Staffing (FTE-basis) down approximately 1,500 positions YoY
- Closed sale of Regions Insurance
- Refined retail network strategy
- Sold $254 million of primarily TDR residential mortgage loans
- Streamlined risk governance while improving oversight and effectiveness

REGIONS 11

Simplify and Grow: investing for growth A continuous journey • Investing in talent and growth markets ◦ Hiring new bankers ◦ Adding talent in capital markets and digital banking ◦ Adding branches in targeted growth markets • Streamlining processes ◦ Accelerated commercial response time ~70% ◦ Digitization of consumer loan process • Investing in technology ◦ Rolled out Reggie, our virtual banker, in contact centers ◦ Enhanced ROSIE, our A.I. enabled branch assistant ◦ Systems upgrades in Commercial, Treasury Management & Wealth Management facilitating growth 12

Growing customer relationships Focused on fundamentals • Consumer checking accounts grew 1.4% YTD • Consumer NIB checking increased 5% and savings increased 7%(1) • Active consumer credit cards grew 6% and the penetration rate increased by 77 bps(1) • Wealth Management relationships grew 27%(1) • Total assets under supervision increased 1%(1) • New and renewed loan production increased 3%(1) • ~50% of consumer low cost deposits have been customers for over 10 years • Most common age of customers opening new consumer checking accounts is 18 years(2) • ~45% of new consumer checking accounts opened by customers younger than 30 years old(2) Increasing digital adoption • Over 55% of consumer checking customers utilize multiple channels • Over 75% of all interactions are through digital channels • Active online banking customers increased 5%(1) • Active mobile banking customers increased 10% and active mobile deposit customers increased 47% YoY (1) (1) Represents year-over-year change as of September 30, 2018 (2) Based on 2017 new consumer checking account activity 13

2018 full-year expectations • Adjusted ROATCE of approximately 16%(1)(2) • Full-year adjusted average loans are expected to grow in the low single digits(1) • Full-year average deposits are expected to remain relatively stable, excluding brokered and Wealth Institutional Services deposits(3) • Adjusted operating leverage of approximately 3.5% - 4.5%(1) – Adjusted net interest income and other financing income growth (non-FTE) of 5% - 6%(1) – Adjusted non-interest income growth of 4.5% - 5.5%(1) – Adjusted non-interest expenses relatively stable(1) – Adjusted efficiency ratio < 60%(1) • Effective income tax rate of approximately 21% • Net charge-offs of 35-50 bps; based on recent performance and market conditions, expect to be toward the lower end of the range (1) The reconciliation with respect to forward-looking non-GAAP measures is expected to be consistent with actual non-GAAP reconciliations included in attached appendix or previous filings with the SEC. (2) This long-term target was updated to reflect the impact of corporate income tax reform, and is measured on a continuing operations basis. (3) Private Wealth Management and Institutional Services deposits are combined into the Wealth Management Segment. Total Other segment deposits consists primarily of brokered deposits. A break-out of these components is provided in the Company's quarterly Earnings Supplement. 14

Appendix 15

Non-GAAP reconciliation: pre-tax pre-provision income

The Pre-Tax Pre-Provision Income (PPI) tables below present computations of pre-tax pre-provision income from continuing operations excluding certain adjustments (non-GAAP). Regions believes that the presentation of PPI and the exclusion of certain items from PPI provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions' business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of income that excludes certain adjustments does not represent the amount that effectively accrues directly to stockholders.

	Quarter Ended						
($ amounts in millions)	**9/30/2018**	6/30/2018	9/30/2017	3Q18 vs. 2Q18		3Q18 vs. 3Q17	
Net income from continuing operations available to common shareholders (GAAP)	**$ 354**	$ 362	$ 296	$ (8)	(2.2)%	$ 58	19.6 %
Preferred dividends (GAAP)	**16**	16	16	—	NM	—	NM
Income tax expense (GAAP)	**85**	89	138	(4)	(4.5)%	(53)	(38.4)%
Income from continuing operations before income taxes (GAAP)	**455**	467	450	(12)	(2.6)%	5	1.1 %
Provision (credit) for loan losses (GAAP)	**84**	60	76	24	40.0 %	8	10.5 %
Pre-tax pre-provision income from continuing operations (non-GAAP)	**539**	527	526	12	2.3 %	13	2.5 %
Other adjustments:							
Securities (gains) losses, net	**—**	(1)	(8)	1	(100.0)%	8	(100.0)%
Leveraged lease termination gains	**(4)**	—	(1)	(4)	NM	(3)	300.0 %
Reduction in leveraged lease interest income resulting from tax reform	**—**	—	—	—	NM	—	NM
Salaries and employee benefits—severance charges	**5**	34	1	(29)	(85.3)%	4	400.0 %
Branch consolidation, property and equipment charges	**4**	1	5	3	300.0 %	(1)	(20.0)%
Contribution to Regions' charitable foundation	**60**	—	—	60	NM	60	NM
Expenses associated with residential mortgage sale	**—**	—	—	—	NM	—	NM
Total other adjustments	**65**	34	(3)	31	91.2 %	68	NM
Adjusted pre-tax pre-provision income from continuing operations (non-GAAP)	**$ 604**	$ 561	$ 523	$ 43	7.7 %	$ 81	15.5 %

NM - Not Meaningful.

REGIONS 16

Non-GAAP reconciliation: adjusted net charge-offs

Adjusted Net Charge-offs and Ratios (non-GAAP)

Select calculations for annualized net charge-offs as a percentage of average loans (GAAP) are presented in the table below. During the first quarter of 2018, Regions made the strategic decision to sell certain primarily performing troubled debt restructured, as well as, certain non-restructured interest-only residential first mortgage loans. These loans were marked down to fair value through net charge-offs. Management believes that excluding the incremental increase to net charge-offs from the affected net charge-off ratios to arrive at an adjusted net charge-off ratio (non-GAAP) will assist investors in analyzing the Company's credit quality performance as well as provide a better basis from which to predict future performance. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

		As of and for Quarter Ended				
($ amounts in millions)		**9/30/2018**	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Residential first mortgage net charge-offs (GAAP)	A	**$ 2**	$ (2)	$ 7	$ 1	$ 2
Less: Net charge-offs associated with TDR sale		**—**	—	5	—	—
Adjusted residential first mortgage net charge-offs (non-GAAP)	B	**$ 2**	$ (2)	$ 2	$ 1	$ 2
Total consumer net charge-offs (GAAP)	C	**$ 52**	$ 44	$ 58	$ 53	$ 47
Less: Net charge-offs associated with TDR sale		**—**	—	5	—	—
Adjusted total consumer net charge-offs (non-GAAP)	D	**$ 52**	$ 44	$ 53	$ 53	$ 47
Total net charge-offs (GAAP)	E	**$ 82**	$ 62	$ 84	$ 63	$ 76
Less: Net charge-offs associated with TDR sale		**—**	—	5	—	—
Adjusted total net charge-offs (non-GAAP)	F	**$ 82**	$ 62	$ 79	$ 63	$ 76
Average residential first mortgage loans (GAAP)	G	**$ 14,162**	$ 13,980	$ 13,977	$ 13,954	$ 13,808
Add: Average balances of residential first mortgage loans sold		**—**	—	90	—	—
Average residential first mortgage loans adjusted for residential first mortgage loans sold (non-GAAP)	H	**$ 14,162**	$ 13,980	$ 14,067	$ 13,954	$ 13,808
Average total consumer loans (GAAP)	I	**$ 31,409**	$ 31,177	$ 31,272	$ 31,367	$ 31,327
Add: Average balances of residential first mortgage loans sold		**—**	—	90	—	—
Average total consumer loans adjusted for residential first mortgage loans sold (non-GAAP)	J	**$ 31,409**	$ 31,177	$ 31,362	$ 31,367	$ 31,327
Average total loans (GAAP)	K	**$ 81,022**	$ 79,957	$ 79,891	$ 79,523	$ 79,585
Add: Average balances of residential first mortgage loans sold		**—**	—	90	—	—
Average total loans adjusted for residential first mortgage loans sold (non-GAAP)	L	**$ 81,022**	$ 79,957	$ 79,981	$ 79,523	$ 79,585
Residential first mortgage net charge-off percentage (GAAP)*	A/G	**0.04%**	(0.05)%	0.21%	0.04%	0.05%
Adjusted residential first mortgage net charge-off percentage (non-GAAP)*	B/H	**0.04%**	(0.05)%	0.06%	0.04%	0.05%
Total consumer net charge-off percentage (GAAP)*	C/I	**0.65%**	0.58 %	0.75%	0.66%	0.60%
Adjusted total consumer net charge-off percentage (non-GAAP)*	D/J	**0.65%**	0.58 %	0.69%	0.66%	0.60%
Total net charge-off percentage (GAAP)*	E/K	**0.40%**	0.32 %	0.42%	0.31%	0.38%
Adjusted total net charge-off percentage (non-GAAP)*	F/L	**0.40%**	0.32 %	0.40%	0.31%	0.38%

REGIONS 17

Non-GAAP reconciliation: Basel III common equity tier 1 ratio – fully phased-in pro-forma

The calculation of the fully phased-in pro-forma "Common equity Tier 1" (CET1) is based on Regions' understanding of the Final Basel III requirements. For Regions, the Basel III framework became effective on a phased-in approach starting in 2015 with full implementation beginning in 2019. The calculation provided below includes estimated pro-forma amounts for the ratio on a fully phased-in basis. Regions' current understanding of the final framework includes certain assumptions, including the Company's interpretation of the requirements, and informal feedback received through the regulatory process. Regions' understanding of the framework is evolving and will likely change as analyses and discussions with regulators continue. Because Regions is not currently subject to the fully phased-in capital rules, this pro-forma measure is considered to be a non-GAAP financial measure, and other entities may calculate it differently from Regions' disclosed calculation.

A company's regulatory capital is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a company's balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to broad risk categories. The aggregated dollar amount in each category is then multiplied by the prescribed risk-weighted percentage. The resulting weighted values from each of the categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Common equity Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the common equity Tier 1 capital ratio. The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements on a fully phased-in basis.

Since analysts and banking regulators may assess Regions' capital adequacy using tangible common stockholders' equity and the fully phased-in Basel III framework, we believe that it is useful to provide investors the ability to assess Regions' capital adequacy on these same bases

		As of and for Quarter Ended				
($ amounts in millions)		**9/30/2018**	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Basel III Common Equity Tier 1 Ratio—Fully Phased-In Pro-Forma [1]						
Stockholder's equity (GAAP)		**$ 14,770**	$ 15,777	$ 15,866	$ 16,192	$ 16,624
Non-qualifying goodwill and intangibles		**(4,845)**	(4,953)	(4,961)	(4,972)	(4,922)
Adjustments, including all components of accumulated other comprehensive income, disallowed deferred tax assets, threshold deductions and other adjustments		**1,376**	1,230	1,121	712	411
Preferred stock (GAAP)		**(820)**	(820)	(820)	(820)	(820)
Basel III common equity Tier 1—Fully Phased-In Pro-Forma (non-GAAP)	D	**$ 10,481**	$ 11,234	$ 11,206	$ 11,112	$ 11,293
Basel III risk-weighted assets—Fully Phased-In Pro-Forma (non-GAAP) [2]	E	**$ 103,807**	$ 102,819	$ 101,482	$ 101,498	$ 100,857
Basel III common equity Tier 1 ratio—Fully Phased-In Pro-Forma (non-GAAP)	D/E	**10.1%**	10.9%	11.0%	11.0%	11.2%

(1) Current quarter amounts and the resulting ratio are estimated.

(2) Regions continues to develop systems and internal controls to precisely calculate risk-weighted assets as required by Basel III on a fully phased-in basis. The amount included above is a reasonable approximation, based on our understanding of the requirements.

REGIONS

18

Forward-looking statements Forward-Looking Statements This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect Regions’ current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below: • Current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of possible declines in property values, increases in unemployment rates and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions. • Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our earnings. • The effects of a possible downgrade in the U.S. government’s sovereign credit rating or outlook, which could result in risks to us and general economic conditions that we are not able to predict. • Possible changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity. • Any impairment of our goodwill or other intangibles, any repricing of assets, or any adjustment of valuation allowances on our deferred tax assets due to changes in law, adverse changes in the economic environment, declining operations of the reporting unit or other factors. • The effect of changes in tax laws, including the effect of Tax Reform and any future interpretations of or amendments to Tax Reform, which may impact our earnings, capital ratios and our ability to return capital to shareholders. • Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases. • Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, loan loss provisions or actual loan losses where our allowance for loan losses may not be adequate to cover our eventual losses. • Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities. • Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs. • Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income. • Our ability to effectively compete with other traditional and non-traditional financial services companies, some of whom possess greater financial resources than we do or are subject to different regulatory standards than we are. • Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue. • Our inability to keep pace with technological changes could result in losing business to competitors. • Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Our ability to obtain a regulatory non-objection (as part of the CCAR process or otherwise) to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or redeem preferred stock or other regulatory capital instruments, may impact our ability to return capital to stockholders and market perceptions of us. • Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance and intensity of such tests and requirements. • Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards and the LCR rule), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition could be negatively impacted. • The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries. • The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results. • Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business. 19

Forward-looking statements continued • Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and non-financial benefits relating to our strategic initiatives. • The risks and uncertainties related to our acquisition or divestiture of businesses. • The success of our marketing efforts in attracting and retaining customers. • Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time. • Fraud or misconduct by our customers, employees or business partners. • Any inaccurate or incomplete information provided to us by our customers or counterparties. • Inability of our framework to manage risks associated with our business such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act or failure to deliver our services effectively. • Dependence on key suppliers or vendors to obtain equipment and other supplies for our business on acceptable terms. • The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts. • The effects of geopolitical instability, including wars, conflicts and terrorist attacks and the potential impact, directly or indirectly, on our businesses. • The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage, which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. • Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries. • Our ability to identify and address cyber-security risks such as data security breaches, malware, “denial of service” attacks, “hacking” and identity theft, a failure of which could disrupt our business and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation. • Our ability to realize our adjusted efficiency ratio target as part of our expense management initiatives. • Possible downgrades in our credit ratings or outlook could increase the costs of funding from capital markets. • The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses. • Our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends to stockholders. • Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect how we report our financial results. • Other risks identified from time to time in reports that we file with the SEC. • Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated. • The effects of any damage to our reputation resulting from developments related to any of the items identified above. The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” of Regions’ Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the SEC. The words "future," “anticipates,” "assumes," “intends,” “plans,” “seeks,” “believes,” "predicts," "potential," "objectives," “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” "would," “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law. Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Evelyn Mitchell at (205) 264-4551. 20

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